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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                        MARCH 1, 2005 (FEBRUARY 22, 2005)

                            ------------------------

                                MICROISLET, INC.
               (Exact Name of Registrant as Specified in Charter)
                            ------------------------

          NEVADA                                                 88-0408274
(State or Other Jurisdiction                                   (IRS Employer
     of Incorporation)                                       Identification No.)

                                    001-32202
                            (Commission File Number)

   6370 NANCY RIDGE DRIVE, SUITE 112
         SAN DIEGO, CALIFORNIA                                     92121
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's Telephone Number, Including Area Code: (858) 657-0287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS.

         On February 22, 2005, Mr. John J. Hagenbuch, an affiliated partnership and an affiliated trust, which we refer to collectively as the Hagenbuch holders, filed a Schedule 13D with the Securities and Exchange Commission. In such Schedule 13D, Mr. Hagenbuch indicated that the Hagenbuch holders expected to deliver to us a notice of nominations for directors and a proposal to amend our bylaws to set a board size of five directors. Presently, our bylaws permit the board of director to set the board size at any number of directors, and our board has set the size at seven directors. The Hagenbuch holders indicated that they would nominate Mr. Hagenbuch for one of the board seats. Our bylaws provide that the deadline for submitting such notice for action at our 2005 annual meeting of stockholders is February 24, 2005, provided that the annual meeting date is not advanced or delayed by more than 30 days from the anniversary date of the prior year's annual meeting.

         The Schedule 13D indicates that the Hagenbuch holders beneficially own 9.5% of our outstanding common shares. The Hagenbuch holders also state that they have been in discussions with other stockholders who beneficially own an aggregate of 38.5% of our outstanding common stock, and who the Hagenbuch holders believe would agree to act together with the Hagenbuch holders, although they have not yet so agreed. Mr. Hagenbuch is the brother-in-law of John F. Steel IV, our Chairman and CEO, and the beneficial owner of approximately 22.6% of our outstanding common stock, and one of the beneficial owners contacted by the Hagenbuch holders.

         Our board of directors met on February 24, 2005 to discuss the Schedule 13D filing by the Hagenbuch holders. In order to permit more time for our board of directors and the nominating and governance committee of the board to discuss the Hagenbuch holders' proposals, our board resolved to delay the date for the 2005 annual meeting of stockholders to a date more than thirty days after the May 25, 2005 anniversary date of the annual meeting of stockholders held in 2004. The board has not yet determined the date for the rescheduled meeting.

         As a result of the delayed annual meeting date, the dates for which timely notice may be received from a stockholder for nominations or other business to be properly brought before the 2005 annual meeting will be no earlier than 120 days before the date of the rescheduled meeting, and no later than the later of 90 days before the date of the rescheduled meeting or 10 days after public announcement of the meeting. We will disclose the dates for timely notice of nominations and other business under our bylaws, and the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2005 annual meeting pursuant to SEC Rule 14a-8, when we announce the rescheduled annual meeting date.

         Our nominating and governance committee expects to engage in dialog with Mr. Hagenbuch and possibly other stockholders concerning the size and composition of our board. The Hagenbuch holders have indicated their intention to work together with the nominating and governance committee to establish a board size and composition acceptable to the nominating and governance committee and to the Hagenbuch holders, and to refrain from sending a notice of nominations or agenda items for the 2005 annual meeting unless they cannot reach an acceptable understanding with the nominating and governance committee.

THE FOREGOING IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A SOLICITATION BY US OF A PROXY, CONSENT OR AUTHORIZATION FOR OR WITH RESPECT TO THE 2005 ANNUAL MEETING. ANY SUCH SOLICITATION BY US WILL BE MADE ONLY PURSUANT TO A PROXY STATEMENT AND OTHER SOLICITATION MATERIALS COMPLYING WITH ALL APPLICABLE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 1, 2005                   MICROISLET, INC.


                                         By: /s/ John F. Steel IV
                                             -----------------------------------
                                             John F. Steel IV
                                             Chairman and
                                             Chief Executive Officer